                                                                    EXHIBIT 11.1

                             MEDIA ARTS GROUP, INC.

                         COMPUTATION OF NET INCOME AND
                  INCOME FROM CONTINUING OPERATIONS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (1)


                                                                                    NINE MONTHS ENDED
                                                      YEAR ENDED MARCH 31,             DECEMBER 31,
                                                 -------------------------------  ----------------------
                                                   1995       1996       1997        1996        1997
                                                 ---------  ---------  ---------  -----------  ---------
                                                                                  (UNAUDITED)
Income from continuing operations..............  $   4,014  $   2,455  $   2,644   $   1,967   $   8,393
Discontinued operations........................        (53)    (3,128)   (13,630)    (13,630)         --
Extraordinary loss.............................       (172)        --         --          --          --
                                                 ---------  ---------  ---------  -----------  ---------
Net income (loss)..............................  $   3,789  $    (673) $ (10,986)  $ (11,663)  $   8,393
                                                 ---------  ---------  ---------  -----------  ---------
                                                 ---------  ---------  ---------  -----------  ---------
Weighted average common shares outstanding.....      9,130      9,756      9,991       9,867      11,049
Common shares issuable on exercise of options
  and warrants(2)(4)(5)........................        303        150        117          63         483
Common shares required to be issued to pay
  stockholder distributions(3)(5)..............         46         --         --          --          --
                                                 ---------  ---------  ---------  -----------  ---------
Weighted average common and common equivalent
  shares outstanding...........................      9,479      9,906     10,108       9,930      11,532
                                                 ---------  ---------  ---------  -----------  ---------
                                                 ---------  ---------  ---------  -----------  ---------
Earnings per common share:
Income from continuing operations before
  extraordinary loss...........................  $    0.44  $    0.25  $    0.26   $    0.20   $    0.76
Discontinued operations........................         --      (0.32)     (1.36)      (1.38)         --
Extraordinary loss.............................      (0.02)        --         --          --          --
                                                 ---------  ---------  ---------  -----------  ---------
Net income (loss)..............................       0.42      (0.07)     (1.10)      (1.18)       0.76
                                                 ---------  ---------  ---------  -----------  ---------
                                                 ---------  ---------  ---------  -----------  ---------
Earnings per common share assuming dilution:
Income from continuing operations before
  extraordinary loss...........................       0.42       0.25       0.26        0.20        0.73
Discontinued operations........................         --      (0.32)     (1.35)      (1.37)         --
Extraordinary loss.............................      (0.02)        --         --          --          --
                                                 ---------  ---------  ---------  -----------  ---------
Net income (loss)..............................  $    0.40  $   (0.07) $   (1.09)  $   (1.17)  $    0.73
                                                 ---------  ---------  ---------  -----------  ---------
                                                 ---------  ---------  ---------  -----------  ---------
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(1) This Exhibit should be read with Note 1 of Notes to Consolidated Financial
    Statements.

(2) The dilutive effect of stock options and warrants granted subsequent to May
    31, 1993 have been included in the computation of common and common equivalent shares as if they were outstanding since January 1, 1993.

(3) Represents number of shares required to be issued to pay the stockholder distributions of $1,000,000 using the proceeds of the Company's initial public offering price of $7.25 per share as if those shares were outstanding from January 1, 1993 through August 31, 1994.

(4) Reflects the issuance to David Winter of 223,600 shares of Common Stock upon the consummation of the Company's initial public offering as if those shares were outstanding since December 31, 1993.

(5) The computation of common and dilutive common equivalent shares utilizes the treasury stock method. The initial public offering price of $7.25 per share was used prior to August 10, 1994, the effective date of the initial public offering.